                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                 FORM 8-K / A

                                CURRENT REPORT



Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    March 26, 1999
                                                    --------------

                            Star Gas Partners, L.P.
                      ----------------------------------
            (Exact name of registrant as specified in its charter)



Delaware                          33-98490                 06-1437793
------------------------------------------------------------------------------
(State or other jurisdiction  (Commission File Number)     (IRS Employer
  of incorporation)                                       Identification No.)

2187 Atlantic Street, Stamford, CT                                   06902
------------------------------------------------------------------------------
(Address of principal  executive offices)                        (Zip Code)

Registrant's telephone number, including area code  (203) 328-7300
                                                    --------------


                                Not Applicable
------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 7.  Financial Statements and Exhibits


         (b) Pro Forma Financial Information


             Star Gas Partners, L.P. condensed consolidated pro forma financial statements including:

             . the unaudited pro forma condensed consolidated balance sheet as of December 31, 1998;

             . the unaudited pro forma condensed consolidated statement of operations for the twelve months ended September 30, 1998;

             . the unaudited pro forma condensed consolidated statement of operations for the three months ended December 31, 1998.

                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED FINANCIAL INFORMATION

  The following unaudited pro forma condensed consolidated financial information gives effect to the acquisition of Petro by Star Gas Partners, the transaction, including the equity offering after giving effect to the partial exercise of the over-allotment option, the debt offering and the application of the net proceeds from these offerings. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by, reference to the historical financial statements, and related notes, contained in the annual and quarterly reports and other information that Star Gas Partners has filed with the SEC.

  The unaudited pro forma condensed consolidated balance sheet was prepared as if the transaction had occurred on December 31, 1998. The unaudited pro forma condensed consolidated statement of operations for the twelve months ended September 30, 1998 was prepared as if the transaction had occurred on October 1, 1997. The unaudited pro forma condensed consolidated statement of operations for the three months ended December 31, 1998 was prepared as if the transaction had occurred on October 1, 1998.

  The pro forma adjustments are based upon the events that transpired as a result of the Star Gas / Petro Transaction. Management believes that the pro forma adjustments provide a reasonable basis for representing the significant effects of the transaction and are properly applied in the unaudited pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated balance sheet and statement of operations are not necessarily indicative of the financial position or results of operations of Star Gas Partners if the transaction had actually occurred on the dates indicated above. Likewise, the unaudited pro forma condensed consolidated financial information is not necessarily indicative of future financial combined position or future results of combined operations of Star Gas Partners.

                   Star Gas Partners, L.P. and Subsidiaries

                Pro Forma Condensed Consolidated Balance Sheet
                                  (unaudited)
                               December 31, 1998
                                (In thousands)



                                                                                                    Star Gas
                                      Star Gas                                                    Partners, L.P.
                                      Partners              Pro Forma     Pro Forma    The           Adjusted
                                        L.P.      Petro    Adjustments    Combined  Offerings       Pro Forma
                                      --------  ---------  -----------    --------- ---------     --------------
               ASSETS

Current assets:
  Cash............................... $  5,831  $   2,004                 $  7,835  $  87,678 (g)    $ 17,366
                                                                                      119,229 (h)
                                                                                     (209,176)(o)
                                                                                       11,800 (o)
  Restricted cash....................               4,900                    4,900     (4,900)(o)
  Accounts receivable................    9,153     56,845                   65,998                     65,998
  Inventories........................    9,898     17,534                   27,432                     27,432
  Prepaid expenses and other current
   assets............................      632      7,023                    7,655                      7,655
                                      --------  ---------                 --------  ---------        --------
    Total current assets.............   25,514     88,306                  113,820      4,631         118,451
                                      --------  ---------                 --------  ---------        --------
  Cash collateral account............               6,900                    6,900     (6,900)(o)
  Property and equipment, net........  109,475     28,124   $ 11,985 (f)   149,584                    149,584
  Intangible and other assets, net...   50,414     76,201    227,663 (f)   354,278      2,322 (g)     356,600
                                      --------  ---------   --------      --------  ---------        --------
    Total assets..................... $185,403  $ 199,531   $239,648      $624,582  $      53        $624,635
                                      ========  =========   ========      ========  =========        ========
  LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Current debt and preferred stock... $  1,384  $  12,188                 $ 13,572  $  (9,726)(o)    $  3,846
  Bank credit facility borrowings....   10,720         --                   10,720                     10,720
  Accounts payable...................    3,608     10,129                   13,737                     13,737
  Unearned service contract revenue..              15,430                   15,430                     15,430
  Accrued expenses and income taxes..    2,500     31,652   $  4,600 (d)    42,479     (3,727)(o)      38,752
                                                               3,727 (e)
  Accrued interest and dividends.....    2,390         --        648 (a)     3,038                      3,038
  Customer credit balances...........    4,684     27,884                   32,568                     32,568
                                      --------  ---------   --------      --------  ---------        --------
    Total current liabilities........   25,286     97,283      8,975       131,544    (13,453)        118,091
                                      --------  ---------   --------      --------  ---------        --------
  Long-term debt.....................  103,616    278,731     (6,499)(b)   375,848     90,000 (g)     277,555
                                                                                     (188,293)(o)
  Deferred income taxes..............                  --     40,000 (d)    40,000                     40,000
  Other long-term liabilities........       53     10,764     (3,500)(d)     7,317                      7,317
  Redeemable and exchangeable
   preferred stock...................              28,578    (15,750)(b)    12,828     (7,430)(o)         --
  Partners' capital                                                                    (5,398)(p)
   Common unitholders................   57,347                 1,459 (c)    46,454    119,229 (h)     171,081
                                                             (12,352)(e)                5,398 (p)
   Subordinated unitholders..........     (962)               19,252 (f)     9,888                      9,888
                                                              (8,402)(f)
   General partner...................       63                 1,570 (f)       703                        703
                                                                (930)(f)
   Petro's stockholders' deficiency..            (215,825)      (648)(a)
                                                              22,249 (b)
                                                              (1,459)(c)
                                                             (41,100)(d)
                                                              (3,727)(e)
                                                             240,510 (f)
                                      --------  ---------   --------      --------  ---------        --------
   Total partners' capital...........   56,448   (215,825)   216,422        57,045    124,627         181,672
                                      --------  ---------   --------      --------  ---------        --------
   Total liabilities and partners'
    capital.......................... $185,403  $ 199,531   $239,648      $624,582  $      53        $624,635
                                      ========  =========   ========      ========  =========        ========

                   Star Gas Partners, L.P. and Subsidiaries

            Pro Forma Condensed Consolidated Statement of Operations
                                  (unaudited)
                     Twelve Months Ended September 30, 1998
                      (In thousands, except per unit data)


                              Star Gas                   Combined
                              Partners      Propans      Propans                    Pro Forma     Pro Forma      The
                                 L.P.     Acquisitions  Operations    Petro (j)    Adjustments    Combined    Offerings
                              --------    ------------  ----------    ---------    -----------    --------    ---------
Sales................         $ 111,685   $  4,386      $ 116,071     $ 452,765    $ (2,681)(k)   $ 566,155
Costs and expenses:
  Cost of sales......            49,498      1,972         51,470       299,987      (1,985)(k)     349,472
  Operating expenses.            43,281      1,090         44,371       117,849        (669)(k)     161,551
  Restructuring
   charges..........                                                      2,085                       2,085
  Transaction ex-
   penses...........                                                      1,029                       1,029
  Corporate identity
   expenses.........
                                                                          1,100                       1,100
  Provision for
   supplemental
   benefits                                                                 409                         409
  Depreciation and
   amortization.....             11,462        548         12,010        27,514         (87)(k)      34,719
                                                                                     (4,718)(l)
  Net gain (loss) on
   sales of assets...              (271)                     (271)       11,507     (11,284)(k)         (48)         --
                              ---------   --------       --------     ---------    --------       ---------   ---------
Operating income.....             7,173        776          7,949        14,299      (6,506)         15,742
Interest (income)
 expense, net........             7,927        427          8,354        30,803                      39,157   $ (16,444)(q)
Amortization of debt
 issuance costs......               176         --            176         1,432          --           1,608      (1,160)(n)
                              ---------   --------       --------     ---------    --------       ---------   ---------
Income (loss) before
 income taxes........              (930)       349           (581)      (17,936)     (6,506)        (25,023)     17,604
Income tax expense...                25                        25           475                         500
                                                                      ---------
Income before equity
 interest in Star Gas
 Corporation.........                                                   (18,411)
Share of income
 (loss) of
 Star Gas
 Corporation.........                                                      (317)        317 (m)
                              ---------   --------       --------     ---------    --------       ---------   --------
Net income (loss)....         $    (955)  $    349       $   (606)    $ (18,728)   $ (6,189)      $ (25,523)  $ 17,604
                              =========   ========       ========     =========    ========       =========   ========
General partner's
 interest in net income
 income (loss).......         $     (19)
                              =========
Limited partners'
 interest in net
 income (loss).......         $    (936)
                              =========
Basic and diluted net
 income (loss) per
 limited partner
 unit................         $   (0.16)
                              =========
Weighted average
 number of limited
 partner units
 outstanding.........             6,035        220          6,255                       103 (c)       6,723      8,950 (h)

                                                                                     (2,396)(f)                    401 (p)
                                                                                        345 (f)
                                                                                      2,477 (f)
                                                                                        (61)(f)

                                  Star Gas
                               Partners, L.P.
                                  Adjusted
                                 Pro Forma
                               --------------
Sales................         $ 566,155
Costs and expenses:
  Cost of sales......           349,472
  Operating expenses.           161,551
  Restructuring
   charges..........              2,085
  Transaction ex-
   penses...........              1,029
  Corporate identity
   expenses.........
                                  1,100
  Provision for
   supplemental
   benefits                         409
  Depreciation and
   amortization.....             34,719

  Net gain (loss) on
   sales of assets...               (48)

Operating income.....            15,742
Interest (income)
 expense, net........            22,713
Amortization of debt
 issuance costs......               448

Income (loss) before
 income taxes........            (7,419)
Income tax expense...               500

Income before equity
 interest in Star Gas
 Corporation.........
Share of income
 (loss) of
 Star Gas
 Corporation.........                --
                              ---------
Net income (loss)....         $  (7,919)
                              =========
General partner's
 interest in net income
 income (loss).......         $    (158)
                              =========
Limited partners'
 interest in net
 income (loss).......         $  (7,761)
                              =========
Basic and diluted net
 income (loss) per
 limited partner
 unit................         $   (0.48)(r)
                              ==========
Weighted average
 number of limited
 partner units
 outstanding.........            16,074 (r)

                   Star Gas Partners, L.P. and Subsidiaries

           Pro Forma Condensed Consolidated Statement of Operations
                                  (unaudited)
                     Three Months Ended December 31, 1998
                     (In thousands, except per unit data)

                                                                                      Star Gas
                         Star Gas                                                  Partners, L.P.
                         Partners,            Pro Forma    Pro Forma     The          Adjusted
                           L.P.    Petro(j)  Adjustments   Combined   Offerings      Pro Forma
                         --------- --------  -----------   ---------  ---------    --------------
Sales...................  $30,237  $116,540                $146,777                   $146,777
Costs and expenses:
  Cost of sales.........   11,978    74,018                  85,996                     85,996
  Operating expenses....   11,724    30,123                  41,847                     41,847
  Transaction expenses..      --      3,794                   3,794                      3,794
  Provision for
   supplemental benefits                 90                      90                         90
  Depreciation and
   amortization.........    3,008     6,166    $  (489)(l)    8,685                      8,685
  Net gain (loss) on
   sales of assets......       (4)      (15)                    (19)                       (19)
                          -------  --------    -------     --------    -------        --------
Operating income            3,523     2,334        489        6,346                      6,346
Interest expense, net...    2,178     7,820                   9,998    $(3,945)(q)       6,053
Amortization of debt
 issuance costs.........       45       335                     380       (268)(n)         112
                          -------  --------    -------     --------    -------        --------
Income (loss) before
 income taxes...........    1,300    (5,821)       489       (4,032)     4,213             181
                          -------  --------    -------     --------    -------        --------
Income tax expense......        6        75                      81                         81
                                   --------
Income before equity
 interest in Star Gas
 Corporation............             (5,896)
Share of income (loss)
 of Star Gas Corporation                770       (770)(m)
                          -------  --------    -------     --------    -------        --------
Net income (loss).......  $ 1,294  $ (5,126)   $  (281)    $ (4,113)   $ 4,213        $    100
                          =======  ========    =======     ========    =======        ========
General partner's
 interest in net income
 (loss).................  $    26                                                     $      2
                          =======                                                     ========
Limited partners'
 interest in net income
 (loss).................  $ 1,268                                                     $     98
                          =======                                                     ========
Basic and diluted net
 income (loss) per
 limited partner unit...  $  0.20                                                     $     --
                          =======                                                     ========
Weighted average number
 of limited partner
 units outstanding......    6,255                  103 (c)    6,723      8,950 (h)      16,074
                                                (2,396)(f)                 401 (p)
                                                   345 (f)
                                                 2,477 (f)
                                                   (61)(f)

                   Star Gas Partners, L.P. and Subsidiaries

        Notes to Pro Forma Condensed Consolidated Financial Information

The following pro forma adjustments give effect to:

(1) the offering of 809,000 common units by Star Gas Partners on December 16, 1997;

(2) the acquisition of Petro;

(3) the debt offering; and

(4) the equity offering, including the sale of 230,000 common units upon the partial exercise of the underwriters' over-allotment option as if each transaction had taken place on December 31, 1998, in the case of the pro forma condensed consolidated balance sheet, or as of October 1, 1997, in the case of the pro forma condensed consolidated statement of operations for the twelve months ended September 30, 1998, or as of October 1, 1998, in the case of the pro forma condensed consolidated statement of operations for the three months ended December 31, 1998.

The pro forma adjustments are based upon currently available information, estimates and assumptions and a preliminary determination and allocation of the total purchase price for Petro and therefore the actual results may differ from the pro forma results. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the proforma financial information.

Transaction Related Adjustments

(a) Reflects the accrued dividends payable on Petro's 1989 preferred stock and 12 7/8% preferred stock.

(b) Reflects the negotiated discount of approximately $15.8 million to redeem Petro's 12 7/8% preferred stock, the negotiated discount of approximately $9.4 million to refinance Petro's public debt and the negotiated premium to refinance Petro's private debt of approximately $2.9 million.

(c) Reflects the issue of 0.8 million shares of junior preferred stock of Petro, which was converted into 103,000 common units upon completion of the transaction at an assumed value of $14.1875 per unit. The junior preferred stock was issued to the holders of Petro's 9 3/8% subordinated debentures, 10 1/8% subordinated notes, and 12% subordinated debentures, and 12 7/8% preferred stock as consideration for consenting to the early redemption of those securities.

The Transaction (Merger and Exchange)

(d) Represents:

(1) the estimated amount of current federal and state taxes to be incurred of $4.6 million;

(2) the estimated amount of deferred federal and state income taxes to be recognized of $40.0 million; and

(3) the elimination of the tax liability associated with the Pearl Gas conveyance of $3.5 million.

(e) Reflects the estimated additional amount of $3.7 million to be recorded by Petro for legal, professional and advisory fees incurred by Petro and Star Gas Partners in the transaction. Total estimated expenses are $8.5 million. As of September 30, 1998 Petro has recorded $1.1 million in transaction expenses. For the three months December 31, 1998, Petro has recorded $3.8 million in transaction expenses.

(f) Represents the exchange of 26.2 million shares of Petro's Class A common stock and Class C common stock valued at $20.8 million for 2.5 million Star Gas Partners senior subordinated units, 0.3 million Star Gas Partners junior subordinated units and 0.3 million general partner units. The 2.4 million Star Gas Partners subordinated units outstanding prior to the transaction will be contributed to Star Gas Partners by Petro. As a result of the transaction, 61,000 common units owned by Petro will be treated as treasury stock.

The following table summarizes the preliminary allocation by Star Gas Partners of the excess of purchase price over book value related to the acquisition of Petro. The allocation of the purchase price is based on the results of a preliminary appraisal of property, plant and equipment, customer lists and the December 31, 1998 recorded values for tangible assets and liabilities. The closing date of the transaction was March 26, 1999. This purchase price allocation will be updated for changes in current assets and liabilities based on Petro's operating results from January 1, 1999 to March 26, 1999. From January 1, 1999 to the closing date, it is expected that Petro will generate net income and positive cash flows and that working capital will increase. As a result, the amount of goodwill to be recorded on the closing date will decrease. Subject to Petro's operating results which could be impacted by weather, among other factors, it is estimated that the increase in working capital for Petro from January 1, 1999 to the closing date will range between $35 million to $40 million.


The preliminary allocation is as follows:                         (In thousands)


Consideration given for the exchange of Petro shares.............  $     20,822
Transaction expenses (1).........................................         8,547
                                                                   ------------
    Total consideration..........................................        29,369
                                                                   ------------
Fair market value of Petro's assets and liabilities as of
December 31, 1998:
  Current assets.................................................       (93,126)
  Cash collateral account........................................        (6,900)
  Property, plant and equipment (2)..............................       (40,109)
  Value of Petro's investment in Star Gas........................       (21,684)
  Current liabilities............................................        97,283
  Accrued income taxes...........................................         4,600
  Accrued preferred dividends....................................           648
  Long-term debt.................................................       272,232
  Deferred income taxes..........................................        40,000
  Other liabilities..............................................         7,264
  Preferred stock................................................        12,828
  Junior preferred stock.........................................         1,459
                                                                   ------------
    Subtotal.....................................................       274,495
                                                                   ------------
Total value assigned to intangibles and other assets.............       303,864
Carrying amount of intangibles and other assets..................       (76,201)
                                                                   ------------
Allocation of excess purchase price to intangibles...............  $    227,663
                                                                   ============
Consisting of:
  Customer lists.................................................  $     94,000
  Goodwill.......................................................       208,899
  Other assets...................................................           965
                                                                   ------------
    Total intangibles and other assets...........................  $    303,864
                                                                   ============

---------
(1) Transaction expenses include legal, accounting, investment advisory and asset appraisal costs.
(2) Includes fair market value adjustment of $12.0 million.

The fair market value for property plant and equipment, excluding real estate, was established using the cost approach method. The market approach was used in valuing the real estate. The value assigned to customer lists was derived using a discounted cash flow analysis. The cash flows attributable to the customer lists were discounted back at an equity risk adjusted cost of capital to the net present value. Any excess was attributable to goodwill.

The Debt Offering and The Equity Offering

(g) Reflects the net proceeds to Petro of approximately $87.7 million from the $90.0 million debt offering, net of underwriting discounts and commissions of approximately $1.4 million and offering expenses of approximately $0.9 million. These costs are being amortized over the term of the related debt which is 8.5 years.

(h) Reflects the net proceeds to Star Gas Partners of approximately $119.2 million from the issuance and sale of 8.9 million common units in the equity offering, including the over-allotment option, at an offering price of $14.1875 per common unit, net of underwriting discounts and commissions of approximately $6.3 million and offering expenses of approximately $1.4 million.

The Propane Acquisitions

(i) Represents the results of certain propane distributors acquired by Star Gas Partners in fiscal 1998 from October 1, 1997 to their dates of acquisition. Results of these distributors from the dates of acquisition to September 30, 1998 are included in Star Gas Partners' twelve months ended September 30, 1998 results adjusted for:

(1) cost savings of $0.3 million, primarily executive compensation and legal expenses relating to selling shareholders;

(2) additional depreciation and amortization of $0.5 million; and

(3) additional interest expense of $0.4 million.

There were no propane acquisitions completed in the three months ended December 31, 1998.

The Transaction (Acquisition of Petro)

(j) Represents the results of operations of Petro for the twelve months ended September 30, 1998 or the three months ended December 31, 1998. Approximate expenses of $8.5 million to be incurred by Petro as a direct result of its acquisition by Star Gas Partners will be included in Petro's actual statement of operations. For the twelve months ended September 30, 1998, Petro has recorded $1.1 million of these expenses. For the three months ended December 31, 1998, Petro has recorded $3.8 million of these expenses.

(k) Adjustment to reflect the disposition of Petro's Hartford, Connecticut operations in November 1997. Petro received cash proceeds of $15.6 million and recorded a gain of $11.3 million. The carrying value of these assets at the time of sale was $4.3 million.

(l) Adjustment to depreciation and amortization expense attributable to the acquisition of Petro.

Star Gas Partners believes that the amortization periods assigned to the assets below are appropriate. However, if the final amortization periods assigned to the tangible and intangible assets were of shorter duration, the amount of depreciation and amortization would increase and reduce net income. For the twelve months ended September 30, 1998, the following table summarizes the effect on depreciation and amortization of the acquisition of Petro.

                               Net Book Value Amount per
                                  Petro's Financials                     Amount per Appraisal            Difference
                        --------------------------------------- --------------------------------------- ------------
Property and
equipment, net          Asset(1)      Life      Depreciation(2) Asset(1)      Life      Depreciation(2) Depreciation
---------------         -------- -------------- --------------- -------- -------------- --------------- ------------
Land..................  $ 2,092                     $   --      $  3,300                    $   --        $   --
Buildings.............    4,788  20-45 years            419        4,300   30 years             143          (276)
Fleet.................    5,908  5 to 7 years         2,866       12,800   6 years            2,135          (731)
Leasehold.............    4,270  term of leases         562        5,900   term of leases       457          (105)
Computer, furniture
 and fixtures.........    7,377  5 to 7 years         2,491        9,700   5 to 7 years       1,661          (830)
Service & other
 equipment............    3,689  5 to 13 years          692        4,109   5 to 13 years        557          (135)
                        -------                     -------     --------                    -------       -------
Total property and
 equipment............  $28,124                     $ 7,030     $ 40,109                    $ 4,953       $(2,077)
                        =======                     =======     ========                    =======       =======

Intangible and other
assets, net             Asset(1)      Life      Depreciation(2) Asset(1)      Life      Amortization(2) Amortization
- --------------------  -------- -------------- --------------- -------- -------------- --------------- ------------
Customer list.........  $52,596    6.5 years        $17,364     $ 94,000   10 years         $ 9,400       $(7,964)
Goodwill..............    9,013    25 years           1,129      208,899   25 years           8,356         7,227
Covenants not to
 compete..............    2,855    5 to 7 years       1,904          --                         --         (1,904)
Other assets..........      965                         --           965                        --            --
                        -------                     -------     --------                    -------       -------
Total intangible and
 other assets.........  $65,429                     $20,397     $303,864                    $17,756       $(2,641)
                        =======                     -------     ========                    -------       -------
Totals................                              $27,427                                 $22,709       $(4,718)
                                                    =======                                 =======       =======

--------
(1) As of December 31, 1998.
(2) For the twelve months ended September 30, 1998.

Petro's property, plant and equipment is being depreciated using a historical cost which is approximately $80 million. The fair market value of these assets is $40.1 million. When depreciation expense is calculated based on the fair market value, this expense is $2.1 million lower than historical depreciation. Pro forma depreciation is less than historical depreciation due to decline in the asset base being depreciated and an extension of the useful lives of those assets. The remaining lives assigned to property, plant and equipment were determined by an independent appraisal firm. All property, plant and equipment is depreciated using the straight-line method.

Pro forma customer list amortization is less than historical amortization due to a longer life and a lower amortization asset. The original cost used to amortize historical customer list was approximately $120 million. The longer life represents Petro's improved retention rate as well as the retention of customers obtained through internal marketing, which have a higher retention rate than for customers acquired through acquisition. Petro's previous acquisitions represented the acquisition of customers. The acquisition of Petro by Star Gas Partners is an acquisition of an on-going business. The appraisal assigned a greater allocation to goodwill than what was previously allocated by Petro in their purchase of a 188 relatively small fuel oil dealers. This resulted in approximately $7.8 million of additional amortization, largely offsetting the $7.9 million of less customer list amortization. Restrictive covenants were not assigned a value under the pro forma intangibles due to the minimal amount of the asset value expected at closing. Intangibles are amortized on a straight-line basis.

For the three months ended December 31, 1998, the following table summarizes the effect on depreciation and amortization of the acquisition of Petro.


                               Net Book Value Amount per
                                  Petro's Financials                     Amount per Appraisal            Difference
                        --------------------------------------- --------------------------------------- ------------
Property and
equipment, net          Asset(1)      Life      Depreciation(2) Asset(1)      Life      Depreciation(2) Depreciation
--------------          -------- -------------- --------------- -------- -------------- --------------- ------------
Land..................  $ 2,092                     $  --       $  3,300                    $  --         $   --
Buildings.............    4,788    20-45 years          76         4,300   30 years             36            (40)
Fleet.................    5,908    5 to 7 years        676        12,800   6 years             534           (142)
Leasehold.............    4,270    term of leases      148         5,900   term of leases      114            (34)
Computer, furniture
 and fixtures.........    7,377    5 to 7 years        655         9,700   5 to 7 years        415           (240)
Service & other
 equipment............    3,689    5 to 13 years       219         4,109   5 to 13 years       139            (80)
                        -------                     ------      --------                    ------        -------
Total property and
 equipment............  $28,124                     $1,774      $ 40,109                    $1,238        $  (536)
                        =======                     ======      ========                    ======        =======

Intangible and other
assets, net             Asset(1)      Life      Amortization(2) Asset(1)      Life      Amortization(2) Amortization
--------------------    -------- -------------- --------------- -------- -------------- --------------- ------------

Customer list.........  $52,596  6.5 years          $3,703      $ 94,000  10 years          $2,350        $(1,353)
Goodwill..............    9,013  25 years              248       208,899  25 years           2,089          1,841
Covenants not to
 compete..............    2,855  5 to 7 years          441           --                        --            (441)
Other assets..........      965                        --            965                       --             --
                        -------                     ------      --------                    ------        -------
Total intangible and
 other assets.........  $65,429                     $4,392      $303,864                    $4,439        $    47
                        =======                     ------      ========                    ------        -------
Totals................                              $6,166                                  $5,677        $  (489)
                                                    ======                                  ======        =======

--------
(1) As of December 31, 1998.
(2) For the three months ended December 31, 1998.

(m) Reflects the elimination of Petro's equity interest in Star Gas Partners.

The Offerings

(n) Reflects the net adjustment for the twelve months ended September 30, 1998 to amortization of debt issuance costs of $1.2 million attributable to the debt offering and the acquisition of Petro. Amortization of debt issuance costs is decreased by $1.4 million relating to the repayment of Petro debt and is increased by $0.3 million relating to the 7.92% notes. For the three months ended December 31, 1998, amortization of debt issuance costs is decreased by $0.3 million relating to the repayment of Petro debt and is increased by $0.1 million relating to the 7.92% notes.

(o) Reflects the use of the net proceeds from the equity offering, including the partial exercise of the over-allotment option, and, the debt offering to repay $79.5 million of Petro's 12 1/4% Senior Subordinated Debentures due 2005 to repay $46.1 million of Petro's 10 1/8% Senior Subordinated Notes due 2003, to repay $68.3 million of Petro's 9 3/8% Senior Subordinated Debentures due 2006, to retire $7.4 million of Petro's 12 7/8% Exchangeable Preferred Stock, to retire $4.2 million of Petro's 14.33% Exchangeable Preferred Stock and to pay $3.7 million of transaction expenses. As of December 31, 1998 Petro had paid $4.9 million in transaction expenses. As a result of the transaction, both Petro's current and long-term restricted cash balances become available for general business purposes. In addition, Petro has entered into private debt agreements with the private noteholders of:

(i) its outstanding senior notes in the aggregate principal amount of $60 million; and

(ii) its Petro private debt in the aggregate principal amount of $4.1 million (after payment of the January 1999 installment).

Under the private debt agreements at the effective time of the transaction:

(i) the holders of the senior notes exchanged those notes for $62.7 million aggregate principal amount of new 9% notes; and

(ii) the holders of the 14.1% notes exchanged those notes for $4.2 million aggregate principal amount of 10 1/4% notes. The new private notes have been guaranteed by Star Gas Partners and Petro Holdings.

(p) Reflects the exchange of $5.4 million of Petro's 12 7/8% exchangeable preferred stock for 0.4 million common units in lieu of cash.

(q) Reflects the net reduction to interest expense of $16.4 million for the twelve months ended September 30, 1998. This amount reflects $7.1 million of additional interest expense annually on the $90.0 million in principal amount of the notes at an interest rate of 7.92%. This amount also reflects an annual reduction in interest expense of $21.9 million due to the repayment of $203.2 million of Petro public debt, excluding negotiated discounts, with the proceeds of this offering and the debt offering and a reduction in the interest rate attributable to the private debt agreements described above. In addition interest expense is reduced by $0.1 million, as $2.3 million of Petro's cash is used to finance the transaction.

The following table summarizes the effect on interest expense of the transaction for the twelve months ended September 30, 1998:


                                                                Interest     Interest
                                                      Amount      Rate       Expense
                                                      -------   --------     --------
Debt Repaid or Modified
  Petro 12 1/4% senior subordinated debentures(1).... $80,155     12.25%     $ 9,819
  Petro 10 1/8% senior subordinated notes............  48,739    10.125%       4,934
  Petro 9 3/8% senior subordinated debentures........  74,334     9.375%       6,968
  Petro 11.96% notes(2)..............................  60,000     11.96%       7,176
  Petro 14.10% notes(2)..............................   6,884     14.10%         971
  Lower letter of credit fees on acquisition notes...                            191
                                                                             -------
    Total reductions to interest expense.............                        $30,059

                                                                Interest
                                                      Amount      Rate
                                                      -------   --------

New Debt Issued and Cash Balance Reduction
  Petro 7.92% notes.................................. $90,000      7.92%     $(7,128)
  Petro 9.0% senior notes(2).........................  62,697       9.0%      (5,643)
  Petro 10.25% senior and subordinated notes(2)......   7,064     10.25%        (724)
  Lower invested cash balances.......................   2,269      5.31%        (120)
                                                                             -------
  Net reduction to interest expense..................                        $16,444
                                                                             =======

---------
(1) Excludes prepayment premium of $2.8 million.
(2) Notes exchanged under the private debt agreement.

The following table summarizes the effect on interest expense of the transaction for the three months ended December 31, 1998:


                                                                Interest    Interest
                                                      Amount      Rate      Expense
                                                      -------   --------    --------
Debt Repaid or Modified
  Petro 12 1/4% senior subordinated debentures(1).... $80,155     12.25%    $ 2,455
  Petro 10 1/8% senior subordinated notes............  48,739    10.125%      1,234
  Petro 9 3/8% senior subordinated debentures........  74,334     9.375%      1,742
  Petro 10.90% notes(2)..............................  60,000     10.90%      1,635
  Petro 14.10% notes(2)..............................   6,200     14.10%        219
  Lower letter of credit fees on acquisition notes...                            48
                                                                            -------
    Total reductions to interest expense.............                       $ 7,333

                                                                Interest
                                                      Amount      Rate
                                                      -------   --------

New Debt Issued and Cash Balance Reduction
  Petro 7.92% notes.................................. $90,000      7.92%    $(1,783)
  Petro 9.0% senior notes(2).........................  62,697       9.0%     (1,412)
  Petro 10.25% senior and subordinated notes(2)......   6,380     10.25%       (163)
  Lower invested cash balances.......................   2,269      5.31%        (30)
                                                                            -------
  Net reduction to interest expense..................                       $ 3,945
                                                                            =======

---------
(1) Excludes prepayment premium of $2.8 million.
(2) Notes exchanged under the private debt agreement.

(r) The partnership agreement provides that for each non-overlapping four quarter period that occurs after the first anniversary of the transaction, but before the fifth anniversary of the transaction, in which the dollar amount of Petro Adjusted Operating Surplus per Petro Unit equals or exceeds $2.90. Star Gas Partners will issue 303,000 senior subordinated units, pro rata, or 303,000 Class B common units, pro rata, if such issuance occurs after the end of the subordination period. These additional senior subordinated units will be issued to the current holders of the senior subordinated units, junior subordinated units and the general partner units. Star Gas Partners may not issue more than an aggregate of 909,000 senior subordinated units or Class B common units under this provision. In addition, Star Gas Partners has agreed to issue to the holders of Petro's 12 7/8% exchangeable preferred stock 175,000 senior subordinated units contingent upon Star Gas Partners earning $2.40 per unit in distributable cash flow over four consecutive quarters during this period commencing on January 1, 2000 and ending on December 31, 2002. The issuance of these senior subordinated units will not generate any additional proceeds to Star Gas Partners. When these units are issued, an additional amount of goodwill will be recorded. Assuming 303,000 senior subordinated units are issued, the amount of goodwill to be recorded will be $4.9 million. As a result, annual amortization expense would increase by $0.2 million and would decrease net income per limited partner unit by $0.01 per unit. If these senior subordinated units are issued and they are converted into Class B common units, the Class A common units would be diluted in terms of available cash to be used for payment of the quarterly distributions.